Exhibit 5.1

July 24, 2026

Booz Allen Hamilton Holding Corporation

8283 Greensboro Drive
McLean, Virginia 22102

Booz Allen Hamilton Inc.
8283 Greensboro Drive
McLean, Virginia 22102

Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Booz Allen Hamilton Holding Corporation, a Delaware corporation (the “Company”) and Booz Allen Hamilton Inc., a Delaware corporation (“Booz Allen Hamilton”; Booz Allen Hamilton and the Company are each referred to herein as an “Issuer” and, together, as the “Issuers”) in connection with the filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the proposed issuance from time to time of (i) debt securities of Booz Allen Hamilton (the “Subsidiary Debt Securities”) to be issued pursuant to the senior indenture, dated as of August 4, 2023, (the “Subsidiary Indenture”) by and among Booz Allen Hamilton, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”); (ii) debt securities of the Company (the “Parent Debt Securities” and, together with the Subsidiary Debt Securities, “Debt Securities”) to be issued pursuant to an indenture (the “Parent Indenture” and, together with the Subsidiary Indenture, the “Indentures”) to be entered into between the Company and the Trustee, as trustee; (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (iv) shares of Class A common stock of the Company, par value $0.01 per share (the “Common Stock”); (v) depositary shares representing receipts for fractional interests in Debt Securities, Preferred Stock or Common Stock (the “Depositary Shares”) pursuant to a deposit agreement (the “Deposit Agreement”); (vi) warrants representing rights to purchase Debt Securities, Preferred Stock, Common Stock or other types of securities, property or assets as well as other types of warrants (the “Warrants”) pursuant to one or more warrant agreements (“Warrant Agreements”); (vii) purchase contracts representing rights or obligations to purchase or sell Debt Securities, Preferred Stock, Common Stock or other securities (the “Purchase Contracts”); (viii) units, each representing ownership of Debt Securities, Preferred Stock, Common Stock, Warrants, Purchase Contracts or debt obligations of third parties, including U.S. Treasury securities (the “Units”); (ix) guarantees by Booz Allen Hamilton of the obligations of the Company under any securities that the Company may register under the Securities Act (the “Subsidiary Guarantees”); (x) guarantees by the Company of the obligations of Booz Allen Hamilton under any securities that Booz Allen Hamilton may register under the Securities Act (the “Parent Guarantees” and, together with the Subsidiary Guarantees, the “Guarantees”); and (xi) any other securities that may be described from time to time in the Registration Statement by means of a post-effective amendment (the “Other Securities” and, together with the Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Purchase Contracts, Units, and Guarantees, the “Securities”).

Booz Allen Hamilton Holding Corporation
Booz Allen Hamilton Inc.	2	July 24, 2026

In arriving at the opinions expressed below, we have: (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Indentures and such agreements, corporate and other organizational documents and records of each of Booz Allen Hamilton and the Company and such other certificates of public officials, officers and representatives of each of Booz Allen Hamilton and the Company and other persons as we have deemed appropriate for the purposes of such opinions; (b) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of each of Booz Allen Hamilton and the Company and other persons delivered to us; and (c) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry: (i) the authenticity and completeness of all documents that we examined; (ii) the genuineness of all signatures on all documents that we examined; (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed or reproduction, photostatic or other copies; (iv) the legal capacity of all natural persons executing documents; (v) the valid existence and good standing of the Trustee; (vi) the corporate or other power and authority of the Trustee to enter into and perform its obligations under each Indenture; (vii) the due authorization, execution and delivery of each Indenture by the Trustee; and (viii) the enforceability of each Indenture against the Trustee.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.             When (i)(a) the terms of the Subsidiary Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Subsidiary Board or any duly authorized committee thereof, and (b) the terms of the Subsidiary Debt Securities have been duly established in accordance with the Subsidiary Indenture so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon Booz Allen Hamilton and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Booz Allen Hamilton; and (ii) the Subsidiary Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the Subsidiary Indenture and any underwriting agreement, Warrants, Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Subsidiary Board or any duly authorized committee thereof, the Subsidiary Debt Securities will be validly issued and will constitute valid and binding obligations of Booz Allen Hamilton enforceable against Booz Allen Hamilton in accordance with their terms.

Booz Allen Hamilton Holding Corporation
Booz Allen Hamilton Inc.	3	July 24, 2026

2.             When (i) the terms, and the execution and delivery, of the Parent Indenture have been duly authorized and approved by all necessary action of the board of directors of the Company (the “Parent Board”; the Parent Board and the Subsidiary Board each being referred to as a “Board”) or any duly authorized committee thereof; (ii) the Parent Indenture has been duly executed and delivered by the Company and the Trustee; (iii)(a) the terms of the Parent Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Parent Board or any duly authorized committee thereof, and (b) the terms of the Parent Debt Securities have been duly established in accordance with the Parent Indenture so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Parent Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the Parent Indenture and any underwriting agreement, Warrants, Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Parent Board or any duly authorized committee thereof, the Parent Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.             When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Amended and Restated Certificate of Incorporation and authorized and approved by all necessary action of the Parent Board or any duly authorized committee thereof so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) a Certificate of Designations fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; and (iii) the Preferred Stock has been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with such action of the Parent Board or any duly authorized committee thereof and the terms of any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Parent Board or any duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and non-assessable.

Booz Allen Hamilton Holding Corporation
Booz Allen Hamilton Inc.	4	July 24, 2026

4.             When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Parent Board or any duly authorized committee thereof so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) the Common Stock has been duly executed, issued, and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with such action of the Parent Board or any duly authorized committee thereof and the terms of any underwriting agreement, Warrants or Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Parent Board or any duly authorized committee thereof, the Common Stock will be validly issued, fully paid and non-assessable.

5.             When (i) the terms, and the execution and delivery, of the Deposit Agreement relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the applicable Board or any duly authorized committee thereof; (ii) the Deposit Agreement and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the applicable Issuer and such depositary as shall have been duly appointed by such Issuer (the “Depositary”); (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the applicable Issuer; (iv)(a)(1) in the case of Depositary Shares representing fractional interests in any Parent Debt Securities, the Parent Indenture has been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 2 above, and (2) the Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, (b) the Preferred Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable as contemplated in paragraph 3 above, or (c) the Common Stock relating to the Depositary Shares has been duly authorized and validly issued and is fully paid and non-assessable as contemplated in paragraph 4 above and, in the case of (a), (b) or (c), such Debt Securities, Preferred Stock or Common Stock have been deposited with the Depositary under the applicable Deposit Agreement; and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered as contemplated by the Registration Statement and any prospectus supplement related thereto and in accordance with the terms of the Deposit Agreement and any underwriting agreement, Warrants, Warrant Agreements or Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the applicable Board or any duly authorized committee thereof, the Depositary Receipts will be validly issued.

Booz Allen Hamilton Holding Corporation
Booz Allen Hamilton Inc.	5	July 24, 2026

6.             When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the applicable Board or any duly authorized committee thereof; (ii) the Warrant Agreement or Warrant Agreements relating to the Warrants have been duly executed and delivered by the applicable Issuer and such warrant agent as shall have been duly appointed by such Issuer; (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Issuer; and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the applicable Board or any duly authorized committee thereof, the Warrants will constitute valid and binding obligations of the applicable Issuer, enforceable against the applicable Issuer in accordance with their terms.

7.             When (i) the terms, and the execution and delivery, of the Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the applicable Board or any duly authorized committee thereof; (ii) the terms of the Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Issuer; and (iii) the Purchase Contracts have been duly executed and delivered by the applicable Issuer and such contract agent as shall have been duly appointed by the applicable Issuer, and any certificates representing Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of any Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the applicable Board or any duly authorized committee thereof, the Purchase Contracts will constitute valid and binding obligations of the Issuer thereof, enforceable against such Issuer in accordance with their terms.

Booz Allen Hamilton Holding Corporation
Booz Allen Hamilton Inc.	6	July 24, 2026

8.             When (i) the terms of the Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the applicable Board or any duly authorized committee thereof; (ii) the terms of the Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the applicable Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable Issuer; (iii) the Purchase Contracts that form a part of the Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 7 above, (iv)(a)(1) the Parent Indenture relating to any Parent Debt Securities (or undivided beneficial interests therein) that form a part of the Units or that are deposited under the Deposit Agreement referred to below has been duly authorized, executed and delivered by the Company and the Trustee as contemplated in paragraph 2 above, and (2) any Debt Securities (or undivided beneficial interests therein) that form a part of the Units or that are deposited under the Deposit Agreement referred to below have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraphs 1 or 2 above, as the case may be, (b) the Preferred Stock that forms a part of the Units has been duly authorized, executed, issued and delivered as contemplated in paragraph 3 above, (c) the Common Stock that forms a part of the Units has been duly authorized, executed, issued and delivered as contemplated in paragraph 4 above, (d)(1) the Deposit Agreement relating to the Depositary Shares that form a part of the Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated in paragraph 5 above, (2) in the case of Depositary Shares representing fractional interests in any Parent Debt Securities, the Parent Indenture has been duly authorized, executed and delivered by the Company and the Trustee, as contemplated in paragraph 2 above, and (3) the Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, (e) the Warrants that form a part of the Units have been duly authorized, executed, issued and delivered as contemplated in paragraph 6 above, (f) the Purchase Contracts that form a part of the Units have been duly authorized, executed, issued and delivered as contemplated in paragraph 7 above, or (g) the debt obligations of third parties, including U.S. Treasury securities, that form a part of the Units have been duly authorized, issued and delivered in accordance with their terms; and (v) the certificates representing the Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of any Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the applicable Board or any duly authorized committee thereof, the Units will be validly issued.

Booz Allen Hamilton Holding Corporation
Booz Allen Hamilton Inc.	7	July 24, 2026

9.             When (i) the terms of a Guarantee have been duly authorized by all necessary action of the applicable Board or any duly authorized committee thereof so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the applicable guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the applicable guarantor; and (ii) such Guarantee has been validly executed and delivered by the applicable guarantor, such Guarantee will constitute a valid and binding obligation of such guarantor enforceable against such Issuer in accordance with its terms.

10.             If any Parent Debt Securities are exchangeable or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Parent Board or any duly authorized committee thereof; and (ii) the Common Stock has been issued in exchange for or upon conversion of such Parent Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto in accordance with the terms of such Parent Debt Securities and the Parent Indenture so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the Common Stock so issued will be validly issued, fully paid and non-assessable.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); (iii) concepts of good faith, diligence, reasonableness and fair dealing and standards of materiality; and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under the applicable law (including, without limitation, court decisions) or public policy.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware, each as in effect on the date hereof.

Booz Allen Hamilton Holding Corporation
Booz Allen Hamilton Inc.	8	July 24, 2026

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of Securities” in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP